UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 26, 2014

PennyMac Financial Services, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001- 35916	80-0882793
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

6101 Condor Drive, Moorpark, California	93021
(Address of principal executive offices)	(Zip Code)

(818) 224-7442

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.             Entry into a Material Definitive Agreement

On March 26, 2014, PennyMac Financial Services, Inc. (the “Company”), Private National Mortgage Acceptance Company, LLC (“PNMAC”) and Fidelity Investments Charitable Gift Fund (“Fidelity”) entered into an underwriting agreement (the “Underwriting Agreement”) with Citigroup Global Markets Inc. (the “Underwriter”).  Pursuant to the Underwriting Agreement, Fidelity agreed to sell and the Underwriter agreed to purchase for resale to the public (the “Secondary Offering”), upon the terms and conditions contained therein, 5,554,545 shares of the Company’s Class A common stock at a price of $16.50 per share, less a discount of $0.4455 per share.  Prior to the completion of the Secondary Offering, Fidelity beneficially owned 29.26% of the Company’s Class A common stock which represented 8.05% of the voting power of the Company’s common stock.  The Secondary Offering is expected to close on April 1, 2014 and is subject to customary closing conditions.  The Company will not sell any shares in the offering and all net proceeds from the offering will be retained by Fidelity.  Fidelity has granted the Underwriter a 30-day option to purchase up to 555,455 additional shares of Class A common stock.

The Underwriting Agreement includes customary representations, warranties and covenants by the Company.  It also provides that the Company will indemnify the Underwriter against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”), or contribute to payments the Underwriter may be required to make because of any of those liabilities.

The Underwriter and its affiliates have, from time to time, performed, and may in the future perform, commercial  banking,  investment  banking  and advisory services for the Company for which they received or will receive customary  fees and reimbursement of expenses and may, from time to time, engage  in transactions with and perform services for the Company in the ordinary  course  of their  business for which they may receive customary  fees and reimbursement of expenses.

Citibank,  N.A., an affiliate  of the Underwriter, is a lender  under  a $150 million master repurchase agreement with PennyMac  Loan  Services, LLC, the Company’s principal mortgage  banking  subsidiary, and PNMAC, as guarantor, dated  as of June  26, 2012.  In addition, from time to time, the Company has facilitated the purchase of distressed whole loans from one or more affiliates of Citibank, N.A.  Citibank, N.A. receives customary  fees and commissions  for these  financing  transactions.

A copy of the Underwriting Agreement is attached hereto as Exhibit 1.1 and is incorporated by reference herein.  The foregoing description of the terms of the Underwriting Agreement is qualified in its entirety by reference to Exhibit 1.1.

Item 7.01.             Regulation FD Disclosure.

On March 26, 2014, the Company issued a press release announcing the pricing of the Secondary Offering at a public offering price of $16.50 per share.  The press release is attached as Exhibit 99.1 hereto and incorporated by reference in this Item 7.01.

Note: Information in this report (including the exhibit) furnished pursuant to Item 7.01 shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section. This report will not be deemed an admission as to the materiality of any information in the report that is required to be disclosed solely by Regulation FD. Furthermore, the information provided in Exhibit 99.1 (which press release is incorporated by reference into this Item 7.01) shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act of 1933, unless such incorporation by reference is specifically referenced therein.

Item 9.01.             Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description of Exhibit
1.1

Underwriting Agreement, dated March 26, 2014, among PennyMac Financial Services, Inc., Private National Mortgage Acceptance Company, LLC, Fidelity Investments Charitable Gift Fund and Citigroup Global Markets Inc.

99.1	Press Release dated March 26, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PENNYMAC FINANCIAL SERVICES, INC.

Dated: March 26, 2014	/s/ Andrew S. Chang
Andrew S. Chang
Chief Business Development Officer